	Bundled Builder Solutions, Inc.	Dynamic Ventures Corp	Notes	Pro Forma Adjustments	Pro Forma Combined
Assets:					
Cash and cash equivalents	$ 152,748	$ 75,693			$ 228,441
Accounts receivable, net	422,855				422,855
Inventories	22,581				22,581
Deferred offering costs					-
Contracts in process	105,555				105,555
Prepaids and other current assets	3,628				3,628
					-
Total Current Assets	707,367 -	75,693 -	-	-	783,060
Property and equipment, net	0				0
Other long term assets	0				-
Total Assets	$ 707,367	75,693		-	783,060
Liabilities and Stockholders' Equity					
Current Liabilities:					
Accounts payable	$ 94,651	$ 22,429			117,080
Customer deposits	5,959				5,959
Deferred income	83,915				83,915
Royalty payable - contracts	51,124				51,124
Loans from related parties - Directors and stockholders	303,297	56,778			360,075
Total Current Liabilities	538,946	79,207		0	618,153
Total Liabilities	538,946	79,207		0	618,153
Equity					
Common Stock		550 (A)		450	1,000
					-
Additional paid-in capital	$120,289	54,750		(59,264)	115,775
Accumulated earning/deficit	48,132	(58,814)		58,814	48,132
Stockholders' Equity	168,421	(3,514)		-	164,907
Total Liabilities and Stockholders' Equity	$ 707,367	$ 75,693		$ -	$783,060
Shares Outstanding:		5,500,000		4,500,000	10,000,000

	Bundled Builder Solutions, Inc	Dynamic Ventures Corp	Notes	Pro Forma Adjustments	Pro Forma Combined
Contract revenue	$ 1,691,862				$1,691,862
Software revenue	6,000				6,000
Total revenue	1,697,862	-			1,697,862
Costs of contract revenue	1,299,491				1,299,491
Cost of software revenue					
Total cost of revenue	1,299,491				1,299,491
Greeos Margin	398,371				398,371
Operating expense:					
Selling, general and administrative	325,029	25,788			350,817
Depreciation expense	13,686				13,686
Total operating expenses	338,715	25,788		0	364,503
Other income (expense):					
Other income	738	411			1,149
Interest expense					
Total other income(expense)	738	411			1,149
Income(loss) before income taxes	60,394	(25,377)		0	35,017
Provision for income taxes				(B)	
Income (loss) from continuing operations	60,394	(25,377)		0	35,017
Net income (loss)	60,394	(25,377)		0	35,017
Net income (loss) per common share from Continuing Operations:					
Basic & Diluted					$0.004
Diluted					$0.004
Weighted average common shares outstanding:					
Basic & Diluted	4,500,000	5,500,000		0	10,000,000